                      SECURITIES AND EXCHANGE COMMISSION

                            Washington D.C.  20549


                                   FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF

                      THE SECURITIES EXCHANGE ACT OF 1934


               Date of report (date of earliest event reported):
                               December 12, 1995




                                  PACIFICORP

            (Exact name of registrant as specified in its charter)

    State of Oregon                 1-5152                     93-0246090
(State of Incorporation)          (Commission               (I.R.S. Employer
                                   File No.)               Identification No.)



700 N.E. Multnomah, Suite 1600, Portland, Oregon                    97232-4116
(Address of principal executive offices)                            (Zip Code)

              Registrant's telephone number, including area code:
                                (503) 731-2000



                                   No Change
         (Former Name or Former Address, if changed since last report)

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

          On December 12, 1995, PacifiCorp Holdings, Inc. ("Holdings"), a wholly owned subsidiary of PacifiCorp, purchased Powercor Australia, Limited ("Powercor"), an Australian electric distribution utility, from the State of Victoria for approximately $1.6 billion in cash. The purchase price was established pursuant to a bidding process. Powercor had assets of approximately $855 million at June 30, 1995 and revenues of approximately $561 million for the year ended June 30, 1995. Powercor's service territory includes a portion of suburban Melbourne and the western and central regions of the State of Victoria and has approximately 570,000 customers.

          The acquisition was financed with borrowings of A$1.2 billion in Australia under a A$1.325 billion credit facility co-arranged by Citibank Limited, National Australia Bank Limited, Morgan Guaranty Trust Company of New York and UBS Australia Limited and with an equity contribution from Holdings which has been initially financed with short-term debt in the U.S. The transaction was structured through a series of wholly owned U.S. and Australian companies.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

          (a)  Financial Statements for Businesses Acquired.

               1. Audited Financial Statements of Powercor as of and for the period from May 11, 1994 to June 30, 1995, together with the Auditor-General's Report. (Page 1)

               2. Unaudited Financial Statements of Powercor as of and for the three months ended September 30, 1995. (Page 42)

          (b)  Pro Forma Financial Information.

               1. Unaudited Pro Forma Condensed Consolidated Balance Sheet and Income Statement as of and for the year ended December 31, 1994. (Page 36)

               2. Unaudited Pro forma Condensed Consolidated Balance Sheet and Income Statement as of and for the nine months ended September 30, 1995. (Page 38)

          (c)  Exhibits.

               The Exhibits to this Report are listed below.

               2.1 Asset Sale Agreement between Powercor Australia Limited and PacifiCorp Australia Holdings Pty Ltd.

               2.2 Share Sale Agreement between the State Electricity Commission of Victoria and the State of Victoria and PacifiCorp Australia Holdings Pty Ltd. and PacifiCorp Holdings, Inc.

               2.3 Asset Purchase Agreement between PacifiCorp Australia Holdings Pty Ltd. and Powercor Australia Limited.

               23   Consent of the Auditor-General, Melbourne, Australia.



                                   SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        PACIFICORP
                                        (Registrant)



                                        By: RICHARD T. O'BRIEN
                                            ________________________________
                                            Richard T. O'Brien
                                            Senior Vice President
                                            and Chief Financial Officer


Date:  December 22, 1995

   All Dollars are Australian with Australian Accounting Standards applied.


                          Powercor Australia Limited

                       Financial Statements and Reports

                              For The Period From
                          11 May 1994 to 30 June 1995


                                   Contents

                                                              Page
                                                              ____

Profit and Loss Account                                         1

Balance Sheet                                                   2

Statement of Cash Flows                                         3

Notes on and Forming Part of the Financial Statements           4

Auditor General's Report                                       34

   All Dollars are Australian with Australian Accounting Standards applied.



PROFIT AND LOSS ACCOUNT
for the period ended 30 June 1995 [i]
______________________________________________________________________________
                                                                        1995
                                                         Notes          $000
______________________________________________________________________________

Operating profit before income tax                     (2),(3)       111,079

Income tax attributable to operating profit                (4)        43,221
                                                                  __________

Operating profit after income tax                                     67,858

Retained profits at the beginning of the period                            0
                                                                  __________

Total available for appropriation                                     67,858

Less dividends provided for or paid                       (13)        44,108
                                                                  __________

Retained profits at the end of the financial period                   23,750
                                                                  ==========

The above profit and loss account of Powercor Australia Ltd (Powercor) should be read in conjunction with the Notes On and Forming Part of the Financial Statements.

[i] Refer note 1 under the heading "Financial Period"

   All Dollars are Australian with Australian Accounting Standards applied.


BALANCE SHEET
as at 30 June 1995
______________________________________________________________________________
                                                                        1995
                                                         Notes          $000
______________________________________________________________________________

Current Assets
  Cash                                                                   132
  Receivables                                              (7)        49,383
  Inventories                                              (8)        12,367
  Other                                                    (9)        66,384
                                                                  __________

Total Current Assets                                                 128,266
                                                                  __________

Non-current Assets
  Receivables                                              (7)         3,525
  Inventories                                              (8)         3,412
  Property, plant and equipment                           (10)     1,065,456
  Other                                                    (9)         3,343
                                                                  __________

Total Non-current Assets                                           1,075,736
                                                                  __________

TOTAL ASSETS                                                       1,204,002
                                                                  __________

Current liabilities
  Creditors and borrowings                                (11)       749,490
  Provisions                                              (12)        51,134
                                                                  __________

Total Current Liabilities                                            800,624
                                                                  __________

Non-current Liabilities
  Creditors and borrowings                                (11)       315,658
  Provisions                                              (12)        63,970
                                                                  __________

Total Non-current Liabilities                                        379,628
                                                                  __________

TOTAL LIABILITIES                                                  1,180,252
                                                                  __________

NET ASSETS                                                            23,750
                                                                  ==========

Shareholders Equity
  Share Capital                                           (13)             0
  Retained Profits                                                    23,750
                                                                  __________

SHAREHOLDERS' EQUITY                                                  23,750
                                                                  ==========

The above Balance Sheet should be read in conjunction with the Notes On and Forming Part of the Financial Statements.

   All Dollars are Australian with Australian Accounting Standards applied.



STATEMENT OF CASH FLOWS
for the period ended 30 June 1995 [i]
______________________________________________________________________________
                                                                        1995
                                                         Notes          $000
______________________________________________________________________________
                                                                     Inflows
                                                                   (Outflows)

Cash flows from operating activities
Receipts from customers                                              747,659
Payments to suppliers and employees for goods and services          (219,697)
Interest and other items of a similar nature received                  2,874
Interest and other costs of finance paid                             (57,171)
Purchased electricity                                               (342,449)
                                                                  __________

Net cash inflow from operating activities                  (5)       131,216

Cash flows from investing activities
Payments to acquire property, plant and equipment                    (70,659)
Purchase of investments and licences                                    (106)
Contributions from customers for capital works                        24,222
Proceeds from sale of assets                                             685
                                                                  __________

Net cash outflow from investing activities                           (45,858)

Cash flows from financing activities
Proceeds from borrowings                                             414,297
Repayment of borrowings (principal only)                            (484,230)
Payment of dividends                                      (13)       (18,100)
Net payment of trust moneys                                             (502)
Net transfer of cash from allocation statement                         1,221
                                                                  __________

Net cash outflow from financing activities                           (87,314)
                                                                  __________

Net decrease in cash held                                             (1,956)

Cash at the beginning of the period                                        0
                                                                  __________

Cash at the end of the period                              (6)        (1,956)
                                                                  ==========

The Statement of Cash Flows should be read in conjunction with the Notes On and Forming Part of the Financial Statements.

[i]  Refer note 1 under the heading "Financial Period"

   All Dollars are Australian with Australian Accounting Standards applied.


NOTES ON AND FORMING PART OF THE FINANCIAL STATEMENTS
______________________________________________________________________________

1  SUMMARY OF THE SIGNIFICANT ACCOUNTING POLICIES
______________________________________________

The following significant accounting policies have been adopted in the presentation of the Financial Statements. The Financial Statements have been drawn up in accordance with applicable Australian Accounting Standards, the provisions of Schedule 5 to the Corporations Regulations and other requirements of law. Although not mandatory, Powercor Australia Ltd (Powercor) has included additional disclosures where practical which relate to the Financial Management Act 1994.

The Financial Statements have been drawn up in accordance with the Historical Cost Convention except where otherwise indicated.


Allocation Statement

As part of the current Victorian Government's Electricity Industry privatisation and reform process, Powercor was incorporated on 11 May 1994 as an independent Distribution company operating entirely within the Australian electricity retail and distribution industry. Before Powercor could effectively begin trading as a new entity within this new environment, certain regulations and processes had to be empowered by legislation in defining the legal, regulatory, and financial framework in which the business was to operate. One such process known as the `Allocation Statement' was prepared by order of the legislation and requirements of the Electricity Industry Act.
The Allocation Statement itself was the formal vehicle established in order to provide for the transfer of all assets, liabilities, employees, debt balances and other interest and obligations. Under the predetermined guidelines and for various commercial reasons, the allocation of these balances were vested in Powercor's accounts effective from 1 July 1994.

The valuations transferred for both Distribution and Subtransmission assets were based on an Optimised Depreciated Replacement Cost method which was then installed in the fixed asset register to reflect these valuations.

Debt was transferred at market value and reflected in Powercor's opening accounts.

All other assets and liabilities were transferred at book values with any residual equity after allowing for assets and the forementioned debt being reflected in shareholders loans.

Certain obligations arising from payments made on Powercor's behalf for wages, salaries, related provisions, related tax instalments, and other contracted services were resolved through a separate process or `Settlement' which concluded 31 December 1994.

   All Dollars are Australian with Australian Accounting Standards applied.


Income Tax

Tax effect accounting procedures are followed whereby the income tax expense in the Profit and Loss account is matched with the accounting profit (after allowing for permanent differences). The future tax benefit relating to tax losses is not carried forward as an asset unless the benefit can be regarded as being virtually certain of realisation. Income tax on net cumulative timing differences is set aside to the deferred income tax and future income tax benefit accounts at the rates which are expected to apply when those timing differences reverse. A tax rate of 33% has been used and a restatement in deferred tax was made as a result of an increase in the company tax rate to 36%.

The $11.896M write back of the FITB during the financial period was attributable to proposed tax legislation for tax exempt bodies entering the Federal income tax arena which will apply a `rule the books' approach to determine whether outgoings connected to the tax exempt period are deductible.


Financial Period

As there were no financial transactions for the period from date of Incorporation 11 May 1994 to 30 June 1994, Powercor's Board of Directors have resolved to extend the initial reporting period for the preparation of the Financial Statements from the date of Incorporation, 11 May 1994 to 30 June 1995.


Comparative Accounting Information

As these accounts are the first accounts prepared by Powercor, comparisons against prior year results are not available.


Acquisition of Assets

The cost method of accounting is used for all acquisitions of assets regardless of whether shares or other assets are acquired. Cost is determined as the fair value of the assets acquired at the date of acquisition plus costs incidental to the acquisition.


Recoverable Amount of Non-Current Assets

The recoverable amount of an asset is the net amount expected to be recovered through the net cash inflows arising from its continued use and subsequent disposal.

Where the carrying amount of a non-current asset is greater than its recoverable amount the asset is revalued to its recoverable amount. Where net cash inflows are derived from a group of assets working together, recoverable

   All Dollars are Australian with Australian Accounting Standards applied.


amount is determined on the basis of the relevant group of assets. To the extent that any revaluation decrement reverses a revaluation increment previously credited to, and still included in the balance of, an asset revaluation reserve, the decrement is debited directly to that reserve. Otherwise the decrement is recognised as an expense in the Profit and Loss Account.

Revaluations do not result in the carrying value of assets exceeding their recoverable amount.

The expected net cash inflows included in determining recoverable amounts of non-current assets are discounted to their present values using a market-determined, risk-adjusted discount rate.


Capital Project Costs

Powercor finances part of its distribution works programme by a self help scheme whereby customers requesting electricity supply are required to contribute all or part of the estimated capital cost.


Contributions for Capital Works

Customer contributions are treated as reductions to the carrying value of the assets to which they relate, with the corresponding depreciation calculated on the net asset value over the assets depreciable life.


Refundable Contributions and Advances for Capital Works

Where customers are required to lodge security deposits for capital works, Powercor will refund these amounts with interest over the period specified in each individual contract. All balances held in this category are included in the Balance Sheet item Loans.


Cogeneration Contract Agreements

Where Powercor installs interconnection facilities between its customers generation assets and its pre existing load bearing assets, and where the construction of these assets are funded by a long term interest bearing loan from Powercor, the loan has been recognised in the accounts at its face value with the cash flows discounted using the rate of interest implicit in the original contract.

Where the customer generates electricity from these generation assets in excess of its own requirements, the surplus electricity will be fed back into Powercor's supply system. The tariffs for both the supply and purchase of electricity are governed by specific contracts in determining special rates for cogeneration customers.

   All Dollars are Australian with Australian Accounting Standards applied.


Insurance

Powercor assesses the risk associated with all events which are specific to its operations and which are expected in the normal course of business. Powercor will in some circumstances take out insurance for catastrophic losses and other specific risks, and in other situations will elect to self insure. Powercor included in its accounts at 30 June 1995, a provision for uninsured losses for both outstanding claims by third parties and claims against Powercor which were not received at period end.

An additional provision has been raised in the financial statements at 30 June 1995 for an amount which Powercor expects to expend to compensate employees for work related illnesses associated with both claims which have occurred and are ongoing, and claims which are expected to arise which have not yet been reported.


Inventories

Raw Materials and Stores, Work in Progress and Finished Goods

Raw materials, goods manufactured for stock, and spare parts are recorded at the lower of cost and net realisable value. Cost is represented by weighted average cost of purchase or manufacture. An estimation of net realisable value is made after consideration of obsolete, obsolescent and slow moving stock.


Construction Work in Progress

Construction work in progress is stated at cost plus attributable overheads. Cost includes all costs directly related to specific projects and an allocation of capital overhead expenses incurred in connection with Powercor's operations.


Restructuring and Establishment Costs

Powercor is expected to expend resources as a direct result of the restructuring process associated with the disaggregation and privatisation of the State owned Electricity Services Victoria. Where these costs are identifiable to the `establishment' and/or `restructuring' of the business and are in addition to costs that would otherwise be incurred, a provision for these costs has been raised. The amount of the provision has been reassessed at balance date and allocated between current and non-current for the period ended 30 June 1995.

   All Dollars are Australian with Australian Accounting Standards applied.


Restoration

An estimate of the total cost for land, heatbank, asbestos, PCB and environmental restoration is brought to account in the period that the requirement to restore a site arises, and where the cost associated in restoring such sites can be reliably measured.


Depreciation

Depreciation for all fixed assets other than freehold land is calculated on a straight-line basis to write off the net cost or revalued amount of each item of property, plant and equipment over its expected useful life. Estimates of remaining useful lives are made on a regular basis for all assets, with annual reassessments for major items. Depreciation for all assets commences on the first day of the month closest to the in-service date.

Major spares purchased specifically for particular plant and equipment are capitalised and depreciated over the same period as the items of plant and equipment to which they relate.


Cash

For purposes of the Statement of Cash Flows, cash includes deposits at call which are readily convertible to cash on hand and which are used in the cash management function on a day-to-day basis, net of outstanding bank overdrafts.


Interest on Term Debtors

Interest is brought to account as income over the term of each contract in direct proportion to the estimated amounts owing in the relevant accounting periods.


Estimated Doubtful Debts

Powercor establishes a provision for doubtful debts based on a review of all electricity receivables greater than ninety days old, with an additional provision for doubtful debts being determined by specific review of other receivables.

   All Dollars are Australian with Australian Accounting Standards applied.



Leased Non-Current Assets

A distinction is made between finance leases which effectively transfer, from the lessor to the lessee, substantially all the risks and benefits incidental to ownership of leased non-current assets (finance leases), and operating leases under which the lessor effectively retains substantially all such risks and benefits.

Where a non-current asset is acquired by means of a finance lease, the asset is established at its fair value at the inception of the lease. The liability is established at the same amount. Lease payments are allocated between the principal component and the interest expense.


Operating lease payments are representative of the pattern of benefits derived from the leased assets and accordingly are charged to the Profit and Loss Account in the period in which they are incurred.


Construction of Non-Current Assets

The cost of non-current assets constructed by Powercor includes the cost of all materials used in construction, direct labour on the project and an appropriate proportion of variable and fixed overhead.


Investments

Powercor's interests in listed and unlisted securities are brought to account at cost, with dividend income being recognised in the Profit and Loss Account when received.


Negotiable Securities

Where interest is paid in advance on negotiable securities, the interest is recognised as an asset and progressively charged to the Profit and Loss Account over the applicable interest period. Interest payable in arrears is accrued as it becomes due, and charged to the Profit and Loss Account. Discounts and premiums from face value on the issue of negotiable securities are recognised as variations of the liability to which they relate. The variations are amortised over the term of the issue, using the effective yield method. Changes in the capital value of Powercor's outstanding liability on Index linked securities are recognised as variations in the book value of the liability. Changes are charged to the Profit and Loss Account.


Securities

Securities are recorded at the lower of cost and net realisable value.

   All Dollars are Australian with Australian Accounting Standards applied.


Buybacks of Negotiable Securities

Any gains or losses arising from the buyback of negotiable securities are charged to the Profit and Loss Account as incurred.


Foreign Currency Translations

Transactions in foreign currencies are recorded at the rate of exchange ruling on the date of each transaction. At balance date, amounts payable and receivable in foreign currencies are converted at the rates of exchange ruling at the end of the financial period. Exchange differences arising on foreign currency amounts payable and receivable are brought to account in the Profit and Loss Account. In the case of hedges of monetary items, exchange gains or losses are brought to account in the financial period in which the exchange rates change. Gains or costs arising at the time of entering into such hedging transactions are brought to account in the profit and loss account over the lives of the hedges.


Joint Ventures and Other Interests

The proportion of assets, liabilities and expenses attributable to the interest of the Company in a joint venture has been incorporated in the financial statements under the appropriate headings. Details of the joint ventures and other interests are set out in note 14.


Research and Development

Research and Development costs are expensed to the current year Profit and Loss Account.


Employee Entitlements

  Wages and Salaries, Recreation Leave

Liabilities for wages and salaries, and recreation leave are recognised, and are measured as the amount unpaid at the reporting date at current pay rates in respect of employee's services up to that date.


  Long Service Leave

A liability for long service leave is recognised and is measured as the present value of expected future payments to be made in respect of services provided by employees up to the reporting date. Consideration is given to expected future wage and salary levels, experience of employee departures and periods of service. Expected future payments are discounted using interest rates attaching, as at the reporting date, to national Government guaranteed

   All Dollars are Australian with Australian Accounting Standards applied.



securities with terms to maturity that match, as closely as possible, the estimated future cash outflows.


  Oncosts

Consequential oncosts relating to Payroll Tax, Workcover, and Superannuation have been considered and taken to account in respect to Long Service and Recreation Leave Entitlements.


  Superannuation

Contributions paid by Powercor to defined benefit superannuation plans are expensed in the year they are paid or become payable. No amount is recognised in Powercor's accounts in respect of the net surplus or deficiency of the Superannuation Trust, however a liability in respect of defined benefit Superannuation is included and disclosed in the accounts of the external Superannuation Trust Fund as governed by the required legislation.

All moneys, investments or other property in the Fund are held in trust in the name of the Trustee company, VEI Super Pty Ltd for the benefit of the members and beneficiaries of the Fund.


Maintenance and Repairs

Maintenance, repair costs, and minor renewals are charged as expenses when incurred.


Rounding of Amounts

Powercor is a company of the kind referred to in the Corporations Law Regulation 3.6.05(6) and unless otherwise stated, the amounts in the accompanying accounts have been rounded to the nearest thousand dollars in accordance with section 311 of the Corporations Law.

   All Dollars are Australian with Australian Accounting Standards applied.


2 OPERATING REVENUE
                                                                        1995
                                                                        $000
______________________________________________________________________________

Operating profit is stated after crediting the following revenues

Sales Revenue                                                        734,093

Other Operating Revenue
  Charges for Minor Services                                           3,160
  Proceeds from the sale of assets [i]                                   685
  Customer transfer and reconnection fees                              1,834
  Bad debts recovered                                                    647
  Proceeds from Sales of Materials                                     1,899
  Interest Revenue [ii]                                                2,874
  New Business Ventures                                                  505
  Property Rentals                                                       294
  Trade Incentive and Rebate                                           1,290
  Revenue from other Distribution Businesses                           5,860
  Other                                                                2,063
                                                                  __________

Total Operating Revenue                                              755,204
                                                                  ==========

[i]  Losses arising from disposal of Non-current Assets                1,442
                                                                  ==========

[ii] Interest from

  Related bodies corporate                                               131
  Other persons and/or corporations                                    2,743
                                                                  __________

Total interest received                                                2,874
                                                                  ==========

   All Dollars are Australian with Australian Accounting Standards applied.


3  OPERATING PROFIT
                                                                        1995
                                                         Notes          $000
______________________________________________________________________________

Operating Expenses

Operating profit is stated after charging the following expenses:

Interest
  Related bodies corporate                                            48,650
  Other persons and/or corporations                                    2,282
                                                                  __________

Total Interest Expense                                                50,932
                                                                  ==========

Operating lease rentals                                                  667
                                                                  ==========

Provisions
  Employee entitlements                                               11,033
  Accident Compensation                                                 (841)
  Uninsured losses                                                     2,112
  Stock write-off                                                        201
  Restoration                                                          2,768
  Provision for deferred tax                               (4)        32,037
                                                                  __________

Total provisions                                                      47,310
                                                                  ==========

Depreciation

Buildings                                                              1,268
  Distribution system, net of customer contributions amortised        43,460
  Plant and equipment                                                  3,422
                                                                  __________

Total depreciation                                                    48,150
                                                                  ==========

Bad debt expense                                                       2,538
                                                                  ==========

Abnormal items included in operating profit before income tax are:

Abnormal profits
  Writeback of establishment and restructuring provision              13,221
  Writeback of provision for future Cogeneration losses                9,010
                                                                  __________
                                                                      22,231
                                                                  ==========

Tax calculated on abnormal items                                       2,973
                                                                  ==========

   All Dollars are Australian with Australian Accounting Standards applied.


4  INCOME TAX
                                                                        1995
                                                         Notes          $000
______________________________________________________________________________

(a) The aggregate amount of income tax attributable to the financial period differs by more than 15% from the amount calculated on the operating profit.
The differences are reconciled as follows:

Operating profit before income tax                                   111,079
                                                                  __________

  Income tax calculated at 33%                                        36,656
  Add/(deduct) reconciling items expressed on a tax effected basis:

  Tax losses not carried forward                                       1,011

Non-assessable items:

  General Investment Allowance                                          (108)
  Building & Structural Improvement Allowance                           (199)
  Provision for Establishment Costs                                   (8,601)

Non-deductible items:
  Other                                                                   24


Future Income Tax Benefit write-back                       (1)        11,896
Restatement of deferred tax balances on change in
  tax rate to 36%                                                      2,542
                                                                  __________

Total income tax attributable to operating profit                     43,221
                                                                  ==========

Total income tax expense comprises movements in:

  Provision for income tax                                                 0
  Provision for deferred income tax                                   32,037
  Future income tax benefit                                (9)        11,184
                                                                  __________
                                                                      43,221
                                                                  ==========

The allocation between these categories corresponds to the tax effect accounting entries.

(b)  The future income tax benefit attributable to tax losses but not
recognised in the financial statements is                              1,103
                                                                  ==========

This benefit for tax loss will only be obtained if
(i) Powercor derives future assessable income of a nature and of an amount sufficient to enable the benefit from the deductions for the losses to be realised;
(ii) Powercor continues to comply with the conditions for deductibility imposed by law; and
(iii) no changes in tax legislation adversely affect Powercor in realising the benefit from the deductions for the losses.

   All Dollars are Australian with Australian Accounting Standards applied.


5  CASH FLOW DISCLOSURES                                                1995
                                                                        $000
______________________________________________________________________________

During the reporting period, Powercor acquired assets and liabilities with an aggregate fair value of $466,704 million by means of Allocation. With the exception of cash and bank overdraft transfers, these allocations represent the non-cash financing and investing activities between the date of incorporation 11 May 1994, and the time of transfer 1 July 1994, and is not reflected in the Statement of Cash Flows. Since no prior trading occurred between these dates, the balances have been considered as opening balances in calculating the relative movements in operating cash flows.

The amounts of assets and liabilities acquired by major class are

Cash and Bank Overdraft                                                1,221
Receivables                                                           45,684
Accrued Revenue                                                       67,072
Inventories                                                           15,688
Property, Plant and Equipment, Net                                 1,065,700
Other                                                                 17,047
Accounts Payable                                                     (66,203)
Provisions                                                           (87,725)
Deposits                                                              (9,811)
Borrowings                                                          (581,969)
                                                                  __________
                                                                     466,704
                                                                  ==========

Reconciliation of operating profit after income tax to net cash flow from operating activities

Operating Profit After Income Tax                                     67,858
Depreciation                                                          48,419
Loss on disposal of assets                                             1,442
Amortised finance charges                                             (8,849)
Increase in deferred debtors                                            (546)
Increase in prepayments                                                 (610)
Increase in accounts receivable                                       (3,699)
Increase in material inventories                                        (291)
Decrease in accrued revenue                                            2,310
Decrease in interest accrued                                            (458)
Increase in deferred revenue                                               4
Increase in accounts payable and accruals                             10,489
Decrease in provisions                                               (28,074)
Increase in tax provisions                                            43,221
                                                                  __________

Cash Flow from Operating Activities                                  131,216
                                                                  ==========

   All Dollars are Australian with Australian Accounting Standards applied.


6  CASH AT BANK AND SHORT TERM DEPOSITS                                 1995
                                                                        $000
______________________________________________________________________________

Cash at the end of the financial year as shown in the Statement of Cash Flows is reconciled to the related items in the Balance Sheet as follows:

Cash Accounts
- National Australia Bank Advance Account                                132

Bank overdraft
- National Australia Bank Drawing Account                             (2,088)
                                                                  __________

                                                                      (1,956)
                                                                  ==========

   All Dollars are Australian with Australian Accounting Standards applied.


7  RECEIVABLES                                                          1995
                                                                        $000
______________________________________________________________________________

Current

Trade debtors [i]                                                     42,569
Less:  Provision for doubtful debts                                      238
                                                                  __________
                                                                      42,331

Non trade debtors                                                      7,173
Less:  Provision for doubtful debts                                      121
                                                                  __________
                                                                       7,052
                                                                  __________

Total Current Receivables                                             49,383
                                                                  ==========

Non-current

Deferred debtors
Amounts due from cogeneration customers                                1,536
Other                                                                  1,989
                                                                  __________

Total Non-current Receivables                                          3,525
                                                                  ==========

[i]    Trade debtors comprise electricity accounts receivable.

Powercor provides bridging finance in specified instances where employees are required to relocate their place of residence as part of a permanent appointment or transfer. Balances of employee loans are included in current non trade debtors, with outstanding amounts as at 30 June 1995 as follows.


Balance Employee Loans Outstanding                                       630
                                                                  ==========

   All Dollars are Australian with Australian Accounting Standards applied.


8  INVENTORIES                                                          1995
                                                                        $000
______________________________________________________________________________

Construction, General Purpose and Maintenance Stocks
Current                                                               12,568
Less provision for stock obsolescence                                    201
                                                                  __________
                                                                      12,367

Non-current                                                            3,412
                                                                  __________

Total Construction, General Purpose and Maintenance Stocks            15,779
                                                                  ==========

   All Dollars are Australian with Australian Accounting Standards applied.


9  OTHER ASSETS                                                         1995
                                                                        $000
______________________________________________________________________________

Current

Prepayments                                                            1,622
Accrued unread and unbilled meter revenues                            64,762
                                                                  __________

Total Current Other Assets                                            66,384
                                                                  __________

Non-current

Future income tax benefit:

Attributable to carry forward tax losses                                 781
FITB carried forward from Allocation Statement                           142
                                                                  __________
                                                                         923
Attributable to timing differences
Provision for restoration                                                180
Provision for uninsured losses                                           270
Provision for doubtful debts                                             351
                                                                  __________
                                                                         801
Other:
Other non-deductible items                                               198
Fringe benefits tax                                                      (50)
                                                                  __________
                                                                         148
                                                                  __________

Total future income tax benefit                                        1,872

Investments in other corporations                                         56
Licences                                                                  50
Victorian Power Exchange Trust Fund                                    1,365
                                                                  __________

Total Non-current Other Assets                                         3,343
                                                                  __________

Total Other Assets                                                    69,727
                                                                  ==========

   All Dollars are Australian with Australian Accounting Standards applied.


10  PROPERTY, PLANT AND EQUIPMENT                                       1995
                                                                        $000
______________________________________________________________________________

Land and Buildings

Freehold land
At cost                                                                9,267
                                                                  __________
  Buildings
  At cost                                                             28,260
  Less:  Accumulated depreciation                                      1,268
                                                                  __________
                                                                      26,992
                                                                  __________

Total Land and Buildings, Net                                         36,259
                                                                  __________
Distribution System
  At cost                                                          1,064,206
  Less:  Customer and Cogeneration Contributions                      23,971
  Less:  Accumulated depreciation                                     43,650
                                                                  __________

Total Distribution System, Net                                       996,585
                                                                  __________

Other
At cost                                                               35,953
Less: Accumulated depreciation                                         3,341
                                                                  __________

Total Other, Net                                                      32,612
                                                                  __________

Total Property, Plant and Equipment, Net                           1,065,456
                                                                  ==========

   All Dollars are Australian with Australian Accounting Standards applied.


11  CREDITORS AND BORROWINGS                                            1995
                                                                        $000
______________________________________________________________________________

Current

Shareholder's Loan [i]                                               466,704
Other Loans [ii]                                                     190,443
Bank overdraft [iii]                                                   2,088
Trade creditors                                                       59,936
Accrued interest                                                      11,571
Accruals and other creditors                                           8,073
Customer, contractor and miscellaneous deposits                       10,675
                                                                  __________

Total Current Creditors and Borrowings                               749,490
                                                                  ==========

Non-current

Other Loans [ii]                                                     315,654
Deferred revenue                                                           4
                                                                  __________
Total Non-current Creditors and Borrowings                           315,658
                                                                  ==========

[i] [ii]  Security for Loans

Shareholder's Loan and loans payable to Treasury Corporation Victoria under Other Loans, are guaranteed by the Victorian State Government. The Treasurer of Victoria for the Victorian State Government has indicated these loans will not be fully or partially called upon prior to privatisation, unless Powercor has the capacity to facilitate redemption as a result of build up of cash reserves from operational activities, or an alternative loan or other financial arrangement is put into place. (Facilitation to be assisted by the Government if necessary). Therefore the SECV shareholder loan represents an equity position as far as the Government and Powercor are concerned.

[iii]  Bank Overdraft Facilities

Powercor has a bank overdraft facility of $5.0M which has no specific expiry date. At 30 June 1995, $2.1M of this limit was used.

   All Dollars are Australian with Australian Accounting Standards applied.


12  PROVISIONS

                                                          1995    Allocation
                              Current    Non-current     Total   [i] Amounts
                                 $000           $000      $000          $000
______________________________________________________________________________

Employee entitlements

  Recreation leave              7,878              0     7,878         6,522
  Long service leave              354         15,410    15,764        13,494
                               ______         ______   _______        ______
                                8,232         15,410    23,642        20,016
                               ______         ______   _______        ______

Restorations

  Environmental cleaning        3,449          5,436     8,885         6,502
  Other                           100            774       874           894
                               ______         ______   _______        ______
                                3,549          6,210     9,759         7,396
                               ______         ______   _______        ______

Uninsured losses                5,184            680     5,864         4,079
Accident compensation             150            600       750         1,591
Future losses on
  Cogeneration agreements           0              0         0         9,009
Establishment and
  restructuring costs [ii]      8,011          8,700    16,711        45,300
Deferred Tax                        0         32,370    32,370           333
Dividends Payable              26,008              0    26,008             0
                               ______         ______   _______        ______
                               39,353         42,350    81,703        60,312
                               ______         ______   _______        ______

Total Provisions               51,134         63,970   115,104        87,724
                               ======         ======   =======        ======

[i] All amounts represented as "Allocation Amounts" were transferred from Electricity Services Victoria in the current year via an Allocation Statement in accordance with the Electricity Supply Industry Act 1993, and have been disclosed solely for the purpose of providing comparative data regarding the movement in provision balances.

[ii] The decrease in the establishment and restructuring provision was as a result of voluntary departure packages of $10.3M, and other costs associated with restructuring of $5.1M being charged to the provision in the current period. A total amount of $13.2M representing planned Information Technology and other incremental establishment and restructuring expenditure was written back to the current periods Profit and Loss Account at 30 June 1995.

   All Dollars are Australian with Australian Accounting Standards applied.


13  SHARE CAPITAL AND DIVIDENDS                                          1995
                                                              Notes        $
______________________________________________________________________________

(a)    Ordinary shares of $1 each

Authorised                                                        500,000,000
                                                                  ===========

Issued and paid up                                                          5
                                                                  ===========

(b) On Incorporation of the Company, 5 $1.00 ordinary shares were issued on 11 May 1994.

(c)    Dividends Provided for or Paid                                    $000

Total dividends provided for or paid                                   44,108

Less:  Interim dividend paid during the year [i]                       18,100
                                                                  ___________

Balance at end of year [ii]                               (12)         26,008
                                                                  ===========

Total dividends provided for or paid comprised:

[i] In accordance with a recommendation from the Treasurer of Victoria, an interim dividend of $18.1M was approved by the Board of Directors and paid as per section 38 of the Electricity Industry Act 1993 to the State Electricity Commission of Victoria.

[ii] A final dividend of $26.0M was provided on the basis of total dividends for the period being equal to 65% of after tax profits. Payment of the final dividend is subject to further recommendation from the Treasurer of Victoria and final approval from the Board of Directors in accordance with the Electricity Industry Act 1993.

   All Dollars are Australian with Australian Accounting Standards applied.


14  JOINT VENTURES AND OTHER INTERESTS

__________________________________________________________________________________________
Ventures/      Place of    Principal     Nature of      Interest   Method         Net Value of    Contribution    Share in
Interest       Business    Activity      Interest       %  $000    of             Products        to Profit       Assets &
                                                                   Accounting     Received        $000            Liabilities
_____________________________________________________________________________________________________________________________

Energy         Victoria    Provision     Ownership      8%  56     Shares         Nil            (299)            Nil
Business                   of Energy     of 56,000                 are valued
Centre Pty Ltd             Management    ($1) "A" class            at cost
                           Services      shares

Agreement for  Victoria    Ongoing       Cost Sharing   20% -      Expenses       Nil            (140)            Nil
Distribution               Development   Arrangement               recorded on
Businesses                 of Industry   only                      Accrual Basis
Joint Venture              Standards
                           and Systems

   All Dollars are Australian with Australian Accounting Standards applied.


15  RELATED PARTIES
______________________________________________________________________________

(a)  Directors

The names of persons who were Directors of Powercor at any time during the financial period are as follows:

L Wilson (appointed 02/10/94)
L Gason (appointed 02/10/94)
P Griffin (appointed 02/10/94)
R Guy OAM (appointed 02/10/94)
R King (appointed 02/10/94)
Y von Hartel (appointed 02/10/94)
C Mitchell (appointed 15/12/94, resigned 15/08/95)
J O'Rourke (resigned 16/05/94)
S McCarthy (resigned 16/05/94)
D Moulis (resigned 16/05/94)
R Nicholson (resigned 02/10/94)
S Mitchell (resigned 02/10/94)
P Hay (resigned 02/10/94)


(b)  Remuneration

Remuneration of Directors is disclosed in note 16. During the financial period there were no loans due to Powercor from any of the above-named Directors.


(c)  Other Transactions of Directors and Director-Related Entities

No Director or their related entities has declared an interest in a contract, or proposed contract, during the period ended 30 June 1995 with Powercor other than:

During the financial period ended 30 June 1995, payments were made to the Victorian Power Exchange of $2.65M in connection with pricing adjustments on electricity purchases. These payments were determined by VicPool rules taking into account the quantity and price of electricity purchased. Subsequent to 30 June 1995, the VicPool rules were amended due to an error affecting the payment calculations which resulted in a total of $1.325M being paid during the period ended 30 June 1995 in excess of amounts that would have been payable had the amended rules applied. Retrospective application of the amended rules was sought so as to recover the excess payments. As at the date of these financial statements, no agreement has been reached with the relevant power generators to recover the excess payments, and no amount receivable has been recognised in the Financial Statements. The Directors have resolved to continue to pursue recovery of the overpayment.

   All Dollars are Australian with Australian Accounting Standards applied.


Mr. Olaf B. O'Duill was appointed a Director of Powercor on 21 September 1995. He is also a Director of the Victorian Power Exchange and Chairman of Yallourn Energy Ltd. Due to the Victorian Government's common shareholding with Powercor and the Victorian Power Exchange, the aforementioned transaction has been disclosed.

Powercor may directly or indirectly supply energy from time to time to its Directors or their director related parties. Transactions of this nature occur within a normal employee, customer or supplier relationship on terms and conditions no more favourable than those with which it is reasonable to expect Powercor to adopt if dealing with the Director or director related party at arm's length in similar circumstances.

(d)  Financing of Debt

In accordance with the Borrowing and Investment Act 1987, Powercor is empowered to continue to negotiate its debt position directly with the Treasury Corporation of Victoria through the application of various borrowing, investment and hedging instruments.

(e)  Other Related Parties

Powercor trades regularly with government bodies and departments. The Victorian Government still has control over Powercor and as such all transactions with the Government must be disclosed as related party transactions.

A revised ruling has been made by the Australian Securities Commission under Accounting Standard AASB 1017: "The Commission has made an Order which provides limited relief under sub-section 313(2) of the Law which exempts the company from the requirement to disclose details relating to the classes of the related parties involved and the aggregate amount recognised, where the underlying transactions relate to either the supply of electricity or the purchase of operating supplies and other services which would impose an unreasonable burden on the company".

The relief has only been provided for the financial year ended 30 June 1995.

(f)  Controlling Entities

Powercor is an entity which is 100% controlled by the Victorian Government. The issued ordinary shares in Powercor are held by the State Electricity Commission of Victoria of which votes cannot be cast without the expressed written consent of the State of Victoria given by the Victorian Treasurer and the Minister for Energy and Minerals, or their joint nominee.

   All Dollars are Australian with Australian Accounting Standards applied.


16  REMUNERATION OF DIRECTORS                                            1995
______________________________________________________________________________

Remuneration received, or due and receivable,
by Directors of the company                                           $441,250
                                                                  ============

The number of Directors whose income was within the specified bands are as follows (period covered is 3 October 1994 to 30 June 1995):

1995
$000                                       Number

30-40                                           5
60-70                                           1
210-220[i]                                      1
                                            _____

Total                                           7
                                            =====

Amounts are shown in summary form as the directors believe the provision of full particulars would be unreasonable.

Remuneration of Directors covers the period from 3 October 1994 to 30 June
1995 and has not been annualised.

[i] A Director is included in both note 16 - Directors' Remuneration (based on a period basis), and note 17 - Executives' Remuneration (based on an annualised basis).


______________________________________________________________________________

   All Dollars are Australian with Australian Accounting Standards applied.


17  REMUNERATION OF EXECUTIVES
______________________________________________________________________________

The number of Executive Officers domiciled in Australia who received, or were due to receive, directly or indirectly from the company, or from any related body corporate, a total annualised remuneration in connection with the management of affairs of the company, or any related body corporate, whether as Executive Officers or otherwise, is shown in the following bands:

1995
$000                                       Number

100-110                                         6
110-120                                         6
120-130                                         4
130-140                                         1
160-170                                         1
170-180                                         2
200-210                                         2
260-270[i]                                      1
                                            _____

Total                                          23
                                            =====


The aggregate (annualised) remuneration of the executives referred to in the above bands, including bonuses paid or payable under contract at 30 June 1995, was $3,177,120. Remuneration of executives at the directive of the Victorian
Treasurer requires the reporting entity to report the information on an annual equivalent basis, Powercor therefore, has annualised the executive remuneration for the 1994/95 income year.

[i] A Director is included in both note 16 - Directors Remuneration (based on a period basis), and note 17 - Executives Remuneration (based on an annualised basis).

   All Dollars are Australian with Australian Accounting Standards applied.


18  CONTINGENCIES AND OTHER COMMITMENTS
______________________________________________________________________________

Contingent liabilities at balance date, not otherwise provided for in these financial statements, are categorised as, and supported by, the following notes:

[i] Victorian Power Exchange Rules impose "collective responsibility" on Pool customers for the default of a fellow Pool customer. Although not anticipated to occur, there is a potential liability if a fellow Pool customer defaults on payment.

[ii] Environmental provisions have been assessed as adequately provided for in the current periods Financial Statements however, further reviews currently being undertaken regarding additional costs associated with the restoration of the Brooklyn quarry, may reveal an increase in future liabilities.

[iii] Powercor recently completed an external review and evaluation of all zone substations and capacitor banks for existing contamination levels which directly results from the current use of Polychlorinatedbiphenyls (PCBs). It is anticipated that proposed changes in environmental legislation will require the removal of all capacitor canisters containing PCBs. At 30 June the preliminary findings indicated a contingency may eventuate, estimated costs $2.7M for the replacement of capacitor bank canisters.

[iv] Powercor has a contingent liability for termination benefits under various service agreements with General Managers and under the terms of individual employment contracts with other management executives. The maximum amount of such contingent liability at 30 June was $6.8M.

[v] Powercor will be expected to refinance its debt portfolio at a future date. Depending upon the yield curve prevailing on the date of refinancing, a gain or loss will be realised. At 3 July 1995 a loss of $11.8M would have been realised had Powercor proceeded with refinancing.

[vi] The Victorian Electricity Supply Industry Tariff Order established by Victorian Government legislation requires Powercor to supply electricity to a number of franchised customers at uncommercial prices under "Tariff H". These customers have the option of remaining on this tariff until the year 2000 or joining the contestable market when Tariff H aligns with cost reflective tariffs. At 30 June these contracts which represent 20% of Powercor's business were individually costed on an estimated total cost basis which revealed potential future losses to the business of $13.2M.

[vii] Commercial cogeneration agreements currently exist with a number of Cogenerators. Under these contracts, Powercor undertakes to buy-back all excess electricity generated by the cogenerators at a specific price; this value represents a price higher than the cogenerators are required to pay for their usage. At 30 June 1995 a total estimated future loss of $11.2M measured at net present value was anticipated in honouring these contracts.

Amounts disclosed in respect to any of the above contingent liabilities or other commitments are based on estimates only and may give rise to actual losses in future periods.

   All Dollars are Australian with Australian Accounting Standards applied.


19  COMMITMENTS FOR EXPENDITURE                                           1995
                                                                          $000
______________________________________________________________________________

(a)  Capital Commitments

Total capital expenditure contracted for at balance date but not provided for in the accounts, payable:

Not later than one year                                                   715
                                                                  ===========

(b)  Lease Commitments

Total lease expenditure contracted for at balance date but not provided for in the accounts, payable:

Not later than one year                                                 1,306

Later than one year but not later than two years                          392

Later than two years but not later than five years                      1,680

Later than five years                                                      53
                                                                  ___________
                                                                        3,431
                                                                  ===========

Representing:

Cancellable operating leases                                               34
Non-cancellable operating leases                                        3,397
                                                                  ___________
                                                                        3,431
                                                                  ===========

Commitments in relation to non-cancellable operating leases are payable as follows:

Not later than one year                                                 1,282
Later than one year but not later than two years                          382
Later than two years but not later than five years                      1,680
Later than five years                                                      53
                                                                  ___________
                                                                        3,397
                                                                  ===========

   All Dollars are Australian with Australian Accounting Standards applied.


20  EMPLOYEE ENTITLEMENTS
                                                                         1995
                                                                         $000
______________________________________________________________________________

(a)  Aggregate employee entitlement liability

The aggregate employee entitlement liability includes amounts for wages and salaries, annual leave, long service leave and
superannuation contributions                                           23,642
                                                                  ===========

In accordance with the application of Accounting Standard AASB 1028, adjustments to employee liabilities were taken to account inclusive of relevant oncosts as follows:

Provision for Long Service Leave                                        2,457
Provision for Annual Leave                                              1,228
                                                                  ___________
                                                                        3,685
                                                                  ===========

All amounts resulting from the application and compliance of AASB 1028 have been taken to the current periods Profit and Loss account.

(b)  Victorian Electricity Industry Superannuation Fund

All permanent employees of the company and casual employees hired directly are entitled to benefits on termination from the V.E.I. Super Pty Ltd, casual employees, some executives and all permanent employees engaged after 3 October 1994 are members of an accumulation fund, Division D or other external accumulation funds. All other permanent employees are members of Divisions B or C of the Fund which provide defined benefits in the form of pensions (Division B) or lump sums (Division C). Both defined schemes are closed to new members. Division B members contribute at 6% of superannuation salary, and Division C members can contribute at 0, 3 or 6%. During 1994/95 the company contributed to the Fund at the rate of 10% for the defined benefit.

The effective date of the most recent detailed valuation of the Fund was 30 June 1994. A summary valuation for annual accounts purposes was last made at 30 June 1995 by Mr G I Burgess, FIA, FIAA of William M Mercer Pty Ltd. At 30 June 1995 the Fund had a surplus of assets over liabilities of $5.0M. At 30 June 1995, Mr Burgess prepared a further assessment of the defined benefit schemes on an individual employer basis.

   All Dollars are Australian with Australian Accounting Standards applied.


Based on that assessment, the unaudited situation for the company as at 30 June 1995 was:

                                                                         1995
                                                                         $000

Present value of employees' accrued benefits                           82,100

Net market value of assets held by the Fund to meet future
  benefit payments                                                     87,100
                                                                  ___________

Excess/(deficit) of assets over present value of employees'
  accrued benefits held to meet future benefit payments                 5,000
                                                                  ===========

Employer contributions to the Fund for the year
  ended 30 June 1995                                                    7,008
                                                                  ===========

Vested benefits                                                        83,900
                                                                  ===========

The present value of employees' accrued benefits is equal to the past membership liability calculated in accordance with Australian Accounting Standard AAS25 "Financial Reporting by Superannuation Plans".

Vested benefits are those benefits which would have been paid on voluntary termination from the Fund.

   All Dollars are Australian with Australian Accounting Standards applied.


21  AUDIT AND ACCOUNTING FEES
______________________________________________________________________________
                                                                          1995
AUDITORS REMUNERATION                                                    $000

Amounts paid or payable to:

Victorian Auditor-General
  Audits of the Financial Statements - current year                        88
Other Auditors
  Arthur Andersen internal audit services - current year                  262
                                                                  ___________
Total Audit Fees                                                          350
                                                                  ___________

OTHER ACCOUNTING FEES

Charged to Other Accounts

- Arthur Andersen                                                          97

- Price Waterhouse                                                         56
                                                                  ___________
                                                                          153
                                                                  ___________

Total Audit and Accounting Fees                                           503
                                                                  ===========

______________________________________________________________________________

22  CONSULTANCY FEES                                                     1995
                                                                         $000
______________________________________________________________________________

Amounts paid or payable

TOTAL CONSULTANCY FEES                                                  1,752
                                                                        =====

______________________________________________________________________________

23  SUBSEQUENT EVENTS
______________________________________________________________________________

On 15 August 1995, Mr Chris Mitchell resigned from the position of Chief Executive Officer and Managing Director with Powercor.

As a result of the current Victorian Government's privatisation process, Powercor is expected to be sold within the 1995/96 financial year. The sale is expected to be transacted through a trade sale.

On 21 September 1995 Mr Olaf B. O'Duill was appointed as a Director of
Powercor.

(These events have no material impact on the state of affairs or results of Powercor for the period ended 30 June 1995.)

Auditor-General's Report
________________________

                           AUDITOR-GENERAL'S REPORT

Audit Scope

The accompanying financial statements of Powercor Australia Limited for the period 11 May 1994 to 30 June 1995, comprising profit and loss account, balance sheet, statement of cash flows and notes to the financial statements, have been audited. The company's directors are responsible for the preparation and presentation of the financial statements and the information they contain. An independent audit of these financial statements has been carried out in order to express an opinion on them to the members of the company as required by the Corporations Law and the Audit Act 1994.
                           ________________         _________

The audit has been conducted in accordance with Australian Auditing Standards to provide reasonable assurance as to whether the financial statements are free of material misstatement. The audit procedures included an examination, on a test basis, of evidence supporting the amounts and other disclosures in the financial statements, and the evaluation of accounting policies and significant accounting estimates. These procedures have been undertaken to form an opinion as to whether, in all material respects, the financial statements are presented fairly in accordance with applicable Accounting Standards and other mandatory professional reporting requirements and comply with the Corporations Law, so as to present a view which is consistent with my
         ________________
understanding of the company's financial position and the results of its operations and its cash flows.

The audit opinion expressed on the financial statements has been formed on the above basis.

Audit Opinion

In my opinion, the financial statements of Powercor Australia Limited are properly drawn up:

(a)  so as to give a true and fair view of:

     (i) the company's state of affairs as at 30 June 1995 and of its profit and cash flows for the period ended on that date; and

     (ii)      the other matters required by Divisions 4, 4A and 4B of
               Part 3.6 of the Corporations Laws to be dealt with in the
                               _________________
               financial statements;

(b)  in accordance with the Corporations Law, and
                            ________________

(c) in accordance with applicable Accounting Standards and other mandatory professional reporting requirements.


MELBOURNE                                                     C.A. BARAGWANATH
3/10/1995                                                      Auditor-General
_________                                                      _______________


Level 14.222 Exhibition St, Melbourne, Victoria 3000
____________________________________________________
Tel (03) 9651 6012  Fax (03) 9651 6050
______________________________________

   All Dollars are Australian with Australian Accounting Standards applied.
                                  Appendix I


RECONCILIATION TO U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP)
(UNAUDITED)
______________________________________________________________________________

No significant adjustments to the income statement would be required if U.S. GAAP had been applied instead of Australian accounting principles.

                                        PACIFICORP
                     PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
                           For the Year Ended December 31, 1994
                                In Millions of U.S. Dollars
                                        (Unaudited)


                                   Historical    Historical   Purchase of    Proforma
                                  Consolidated    Powercor   Powercor and  Consolidated
                                   PacifiCorp    Australia   Adjustments    PacifiCorp
                                  ____________   __________  ____________  ____________

Revenues                             $3,506.5      $560.9           -        $4,067.4

Expenses
  Depreciation and amortization         424.3        35.8        27.8           487.9
  Operations, maintenance
    and other                         2,059.9       419.7           -         2,479.6
                                    _____________________________________________________
     Total                            2,484.2       455.5        27.8         2,967.5
                                    _____________________________________________________
Income from Operations                1,022.3       105.4       (27.8)        1,099.9

Other Expense (Income)
  Interest expense                      334.5        37.8        73.4           445.7
  Other                                 (30.0)      (14.9)          -           (44.9)
                                    _____________________________________________________
     Total                              304.5        22.9        73.4           400.8
                                    _____________________________________________________
Income before Income Taxes              717.8        82.5      (101.2)          699.1

Income taxes                            249.8        32.1       (36.4)          245.5
                                    _____________________________________________________

Net Income                             $468.0       $50.4      $(64.8)         $453.6
                                     ===================================================

Earnings on Common Stock               $428.3       $50.4      $(64.8)         $413.9

Earnings per Share                      $1.51                                   $1.46

Average Number of Common
  Shares Outstanding                  282,912                                 282,912


     See accompanying notes to pro forma condensed consolidated financial information.

                                        PACIFICORP
                      PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  As of December 31, 1994
                                In Millions of U.S. Dollars
                                        (Unaudited)


                                   Historical                 Purchase of    Pro Forma
                                  Consolidated   Historical  Powercor and  Consolidated
                                   PacifiCorp     Powercor   Adjustments    PacifiCorp
                                  ____________   __________  ____________  ____________

Assets
  Property, plant and
    equipment - net                  $8,446.2      $756.8      $538.1        $9,741.1
  Current assets                        815.4        91.1         0.0           906.5
  Other assets                        2,584.0         7.3       265.0         2,856.3
                                   ______________________________________________________

      Total Assets                  $11,845.6      $855.2      $803.1       $13,503.9
                                   ======================================================


Capitalization and Liabilities
  Common equity                      $3,459.8       $16.9      $(16.9)       $3,459.8
  Preferred stock                       367.4           -           -           367.4
  Preferred stock subject to
    mandatory redemption                219.0           -           -           219.0
  Long-term debt and capital
    lease obligations                 3,768.2       224.2       628.2         4,620.6
  Short-term debt and long-term
    currently maturing                  550.5       466.7       214.8         1,232.0
  Other current liabilities             718.5       101.9           -           820.4
  Deferred income taxes and
    investment tax credits            2,012.7        23.0       (23.0)        2,012.7
  Other deferred credits                641.6        22.5                       664.1
  Minority interest                     107.9           -                       107.9
                                   ______________________________________________________

      Total Capitalization and
      Liabilities                   $11,845.6      $855.2      $803.1       $13,503.9
                                   =====================================================


     See accompanying notes to pro forma condensed consolidated financial information.

                                        PACIFICORP
                     PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
                       For the Nine Months Ended September 30, 1995
                                In Millions of U.S. Dollars
                                        (Unaudited)


                                   Historical    Historical   Purchase of    Proforma
                                  Consolidated    Powercor   Powercor and  Consolidated
                                   PacifiCorp     Australia  Adjustments    PacifiCorp
                                  ____________   ___________ ____________  ____________

Revenues                             $2,511.8      $424.1      $    -        $2,935.9

Expenses
  Depreciation and amortization         331.1        24.6        20.8           376.5
  Operations, maintenance
    and other                         1,414.3       294.0           -         1,708.3
                                   ______________________________________________________
     Total                            1,745.4       318.6        20.8         2,084.8
                                   ______________________________________________________
Income from Operations                  766.4       105.5       (20.8)          851.1

Other Expense (Income)
  Interest expense                      282.2        31.9        51.2           365.3
  Other                                 (68.2)       (2.1)          -           (70.3)
                                   ______________________________________________________
     Total                              214.0        29.8        51.2           295.0
                                   ______________________________________________________
Income before Income Taxes              552.4        75.7       (72.0)          556.1

Income taxes                            175.1        27.6       (25.9)          176.8
                                   ______________________________________________________

Net Income                             $377.3       $48.1      $(46.1)         $379.3
                                   ======================================================

Earnings on Common Stock               $346.9       $48.1      $(46.1)         $348.9

Earnings per Share                      $1.22                                   $1.23

Average Number of Common
  Shares Outstanding                  284,271                                 284,271


     See accompanying notes to pro forma condensed consolidated financial information.

                                        PACIFICORP
                      PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 As of September 30, 1995
                                In Millions of U.S. Dollars
                                        (Unaudited)


                                   Historical                 Purchase of    Pro Forma
                                  Consolidated   Historical  Powercor and  Consolidated
                                   PacifiCorp     Powercor   Adjustments    PacifiCorp
                                  ____________   __________  ____________  ____________

Assets
  Property, plant and
    equipment - net                  $8,543.3      $806.7      $573.9        $9,923.9
  Current assets                        734.0       102.9           -           836.9
  Other assets                        2,677.7         7.2       219.4         2,904.3
                                   ______________________________________________________

      Total Assets                  $11,955.0      $916.8      $793.3       $13,665.1
                                   ======================================================


Capitalization and Liabilities
  Common equity                      $3,586.8       $12.2      $(12.2)       $3,586.8
  Preferred stock                       367.4           -           -           367.4
  Preferred stock subject to
    mandatory redemption                219.0           -           -           219.0
  Long-term debt and capital
    lease obligations                 3,707.2       212.7       694.0         4,613.9
  Short-term debt and long-term
    currently maturing                  682.4       521.0       141.5         1,344.9
  Other current liabilities             671.2       116.9           -           788.1
  Deferred income taxes and
      investment tax credits          2,053.2        30.0       (30.0)        2,053.2
  Other deferred credits                646.3        24.0                       670.3
  Minority interest                      21.5           -           -            21.5
                                   ______________________________________________________

      Total Capitalization and
      Liabilities                   $11,955.0      $916.8      $793.3       $13,665.1
                                   ======================================================



     See accompanying notes to pro forma condensed consolidated financial information.

                                  PacifiCorp
                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                             FINANCIAL INFORMATION
                                  (UNAUDITED)


NOTE 1. BASIS OF PRESENTATION

     The accompanying unaudited pro forma condensed consolidated balance sheets reflect the financial position of PacifiCorp (the "Company") after giving effect to the acquisition of Powercor Australia, Limited ("Powercor") on December 12, 1995 and the related financings as if it were consummated at the end of the periods presented. The unaudited pro forma condensed consolidated income statements reflect the acquisition of Powercor as if it had occurred as of the beginning of the periods presented. As no financial information is available for Powercor for periods earlier than July 1, 1994, the pro forma condensed consolidated income statement for the Company for the year ended December 31, 1994 has been prepared using the results of Powercor for the period from May 11, 1994 to June 30, 1995 as if such results were for the year ended December 31, 1994.

     The unaudited pro forma condensed consolidated financial information has been prepared by the Company based upon assumptions deemed proper by it and a preliminary allocation of the purchase price paid. The unaudited pro forma condensed consolidated financial information presented herein are shown for illustrative purposes only and are not necessarily indicative of the future financial position or future results of operations of the Company, or of the financial position or results of operations of the Company that would have actually occurred had the transaction been in effect as of the date or for the periods presented. In addition, it should be noted that the Company's financial statements will reflect the acquisition only from December 12, 1995, the closing date for the acquisition.

     The unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical financial statements and related notes of the Company.

     PacifiCorp -- Represents the condensed consolidated balance sheets of the Company as of September 30, 1995 and December 31, 1994 and condensed consolidated income statements of the Company for (a) the nine months ended September 30, 1995 and (b) the year ended December 31, 1994 as they appear in the Company's Quarterly Report on Form 10-Q for the quarter ended
September 30, 1995 and the Company's 1994 Annual Report on Form 10-K.

     Powercor -- Represents the condensed balance sheets as of September 30, 1995 and June 30, 1995 and condensed income statements of Powercor for (a) the nine months ended September 30, 1995 and (b) the period from May 11, 1994 to June 30, 1995 as reflected on Powercor's statements of profit and loss adjusted to U.S. generally accepted accounting principles.

NOTE 2 PRO FORMA ADJUSTMENTS

     Balance Sheet

     (a) Property, plant and equipment was increased to reflect balances at fair market value.

     (b) Other assets were increased to reflect the value of licenses acquired.

     (c) Additional short-term and long-term debt issued to fund the acquisition of Powercor was included and the retirement of Powercor's short-term and long-term debt was reflected.

     (d) The payment of deferred taxes related to the sale of fixed assets was reflected.

     Income Statement

     (a) Intangible assets related to the purchase of Powercor were amortized on a straight-line basis over a 40 year life.

     (b) Interest expense related to Powercor's pre-acquisition activities was removed and interest expense related to the acquisition debt was included.

     (c) Additional depreciation expense related to an increase in property, plant and equipment to reflect balances at fair value was included.

     (d) No material adjustments to conform to U.S. Generally Accepted Accounting Principles were required.

     (e) For the six months ended June 30, 1995, Powercor's revenues were $277 million and net income was $36 million.

   All Dollars are Australian with Australian Accounting Standards applied.
                See Footnote 2 for Reconciliation to U.S. GAAP

                          Powercor Australia, Limited
                          Condensed Income Statement
                 For the Three Months Ended September 30, 1995
                                  (Unaudited)
                       In Millions of Australian Dollars




Revenues                                                    $198.7

Cost of Sales                                                115.2

Operating expenses                                            34.5
Depreciation                                                  12.0
Interest expense                                              12.9
                                                            ______
Income before taxes                                           24.1

Income taxes                                                   7.9
                                                            ______

Net Income                                                   $16.2
                                                            ======


    See accompanying notes to condensed consolidated financial information.

   All Dollars are Australian with Australian Accounting Standards applied.
                See Footnote 2 for Reconciliation to U.S. GAAP


                          Powercor Australia, Limited
                            Condensed Balance Sheet
                           As of September 30, 1995
                                  (Unaudited)
                       In Millions of Australian Dollars




Assets
    Property, plant and equipment - net                   $1,067.7
    Current assets                                           136.2
    Other assets                                               9.4
                                                          ________

        Total Assets                                      $1,213.3
                                                          ========



Capitalization and Liabilities
    Common equity                                            $16.2
    Long-term debt and capital
        lease obligations                                    281.5
    Current liabilities                                      844.2
    Deferred credits                                          71.4
                                                          ________

        Total Capitalization and
        Liabilities                                       $1,213.3
                                                          ========


    See accompanying notes to condensed consolidated financial information.

   All Dollars are Australian with Australian Accounting Standards applied.
                See Footnote 2 for Reconciliation to U.S. GAAP


                          Powercor Australia, Limited
                      Condensed Statement of Cash Flows
                 For the Three Months Ended September 30, 1995
                                  (Unaudited)
                       In Millions of Australian Dollars



Cash flows from operating activities
    Receipts from customers                                            $196.8
    Payments to suppliers and employees for goods                       (55.2)
    Interest and other                                                  (14.2)
    Purchased electricity                                               (98.6)
                                                                       ______

Net cash inflow from operating activities                               $28.8
                                                                       ======


Cash flows from investing activities
    Payments to acquire property, plant and equipment                   (17.0)
    Other                                                                (4.8)
                                                                       ______

Net cash outflow from investing activities                             $(21.8)
                                                                       ======


Cash flows from financing activities
    Proceeds from borrowings                                            171.4
    Repayment of borrowings (principal only)                           (171.7)
    Other                                                                 1.8
                                                                       ______


Net cash inflow from investing activities                                $1.5
                                                                       ======

Net increase in cash held                                                 8.5

Cash at the beginning of the period                                      (2.0)
                                                                       ______

Cash at the end of the period                                            $6.5
                                                                       ======


    See accompanying notes to condensed consolidated financial information.

                          Powercor Australia, Limited
                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                              SEPTEMBER 30, 1995
                                   UNAUDITED


Note 1

     The financial statements of Powercor Australia, Limited ("Powercor") for the three months ended and as of September 30, 1995 are unaudited. The financial statements, in the opinion of Powercor's management, include all adjustments, constituting only normal recording of accruals, necessary for a fair presentation of financial position and results of operations. In addition, such statements are denominated in Australian dollars. The acquisition, related adjustments, including acquisition financing, have not been reflected in the attached statements. No adjustments have been made to reflect the statements in accordance with U.S. Generally Accepted Accounting Principles (GAAP).

Note 2

     No significant adjustments to the condensed income statement for the three months ended September 30, 1995 would be required if U.S. GAAP had been applied instead of Australian accounting principles.

                               INDEX TO EXHIBITS

EXHIBIT                           DESCRIPTION                             PAGE
_______                           ___________                             ____

  2.1          Asset Sale Agreement between Powercor Australia
               Limited and PacifiCorp Australia Holdings Pty
               Ltd.

  2.2          Share Sale Agreement between the State
               Electricity Commission of Victoria and the State of Victoria and PacifiCorp Australia Holdings
               Pty Ltd. and PacifiCorp Holdings, Inc.

  2.3          Asset Purchase Agreement between PacifiCorp
               Australia Holdings Pty Ltd. and Powercor
               Australia Limited.

  23           Consent of the Auditor-General, Melbourne,
               Australia.